Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Investment Management Contract dated June 21, 2007 between Stone Harbor Emerging Markets Debt Fund and Stone Harbor Investment Partners LP is incorporated herein by reference to Exhibit (d)(1) to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form N-1A filed on July 20, 2007, accession number: 0000904454-07-000597.

Investment Management Contract dated June 21, 2007 between Stone Harbor High Yield Bond Fund and Stone Harbor Investment Partners LP is incorporated herein by reference to Exhibit (d)(2) to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form N-1A filed on July 20, 2007, accession number: 0000904454-07-000597.

Investment Management Contract dated May 24, 2010 between Stone Harbor Local Markets Fund and Stone Harbor Investment Partners LP is incorporated herein by reference to Exhibit (d)(3) to Post-Effective Amendment No. 4 to Registrant’s Registration Statement on Form N-1A filed on May 28, 2010, accession number: 0001104659-10-031458.

Investment Management Contract dated October 20, 2010 between Stone Harbor Emerging Markets Corporate Debt Fund and Stone Harbor Investment Partners LP is incorporated herein by reference to Exhibit (d)(4) to Post-Effective Amendment No. 7 to Registrant’s Registration Statement on Form N-1A filed on November 30, 2010, accession number: 0001193125-10-271259.